SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549


                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                       Date of Report:  September 30, 1994



                                LG&E ENERGY CORP.
             (Exact name of registrant as specified in its charter)


                  Kentucky           1-10568          61-1174555
               (State or other     (Commission     (I.R.S. Employer
               jurisdiction of    File Number)    Identification No.)
               incorporation)


                              220 West Main Street
                                 P.O. Box 32030
                              Louisville, KY 40232
                    (Address of principal executive offices)


                                 (502) 627-2000
                         (Registrant's telephone number)

Item 5.  Other Events.

On September 26, 1994, LG&E Power Inc. ("LG&E Power"), an indirect, wholly-owned subsidiary of LG&E Energy Corp., announced that it ended negotiations with E. I. DuPont de Nemours and Company ("DuPont") without reaching final agreement on a plan to form a partnership that would have owned and operated power generation facilities at nine DuPont fiber manufacturing sites on the East Coast. DuPont and LG&E Power signed a letter of intent in February 1994 after LG&E Power had won a bid in late 1993 on DuPont's proposal to spin off the power generation functions at its fiber plants in North Carolina, South Carolina, Virginia, Tennessee and Delaware.

Item 7(c).  Exhibits Filed.

Exhibit
Number               Description

99.01 News Release dated September 26, 1994, announcing the end of negotiations between LG&E Power Inc. and DuPont with respect to a power partnership to operate nine DuPont fiber plants on the East Coast.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


LG&E ENERGY CORP.
Registrant


Date:  September 30, 1994             /s/ Charles A. Markel
                                      Charles A. Markel
                                      Corporate Vice President, Finance
                                      and Treasurer
                                      (On behalf of the registrant in his
                                      capacity as Principal Financial Officer)